SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2015

DIODES INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	002-25577	95-2039518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 Hedgcoxe Road, Suite 200, Plano, TX		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 987-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2015, Diodes Incorporated (the "Company") entered into an employment agreement (the “Agreement”) with Dr. Keh-Shew Lu, President and Chief Executive Officer of the Company (the “Employee”), pursuant to which he will continue to be employed by the Company in such positions.  The term of the Agreement shall commence on July 21, 2015 and shall end on May 31, 2022, unless sooner terminated as provided in the Agreement or due to Employee’s death.  Employment is “at will” and may be terminated by either the Company or the Employee at any time.

Under the Agreement, the Employee is entitled to:

(i) receive an annual base salary of $623,000 (subject to increase in the discretion of the Company's Board of Directors),

(ii) receive grants of stock units with respect to Common Stock of the Company in an aggregate amount of up to 700,000 stock units on terms and conditions set forth in the Stock Unit Agreement attached to this Report as Exhibit 99.3 and described below,

(iii) participate in any executive bonus plan of the Company and maintain continued eligibility for additional equity compensation grants,

(iv) receive reimbursement for all reasonable and documented business expenses,

(v) receive paid vacation in accordance with the Company's vacation policy for employees,

(vi) participate in all plans and programs sponsored by the Company for employees in general,

(vii) receive a life insurance policy with a death benefit in the amount in effect on the date of the Agreement ($700,000), and

(viii) receive a disability insurance policy in the maximum insurable amount.

The Employee is prohibited from disclosing trade secrets of the Company, engaging in any "Competitive Activity" (as defined) or soliciting current or, in some cases, former employees or independent contractors of the Company, during his employment and for the two years thereafter.

In the event that the Employee's employment by the Company is terminated (a) by the Company for "cause" (as defined), or (b) by the Employee other than for "good reason" (as defined), or (c) due to Employee’s death, neither the Company nor the Employee shall have any remaining duties or obligations under the Agreement, except that:

(a) the Company shall promptly pay or provide to the Employee, or his estate, the annual base salary, prorated through the date of termination,

(b) the Company shall pay to the Employee, or his estate, any amount payable under an executive bonus plan for the fiscal year in which such termination occurs, prorated to the date of the termination,

(c) all stock-based compensation previously granted to the Employee shall continue to be governed by the applicable award agreement, and

(d) the Employee shall continue to be bound by the restrictions on the use of trade secrets, “competitive activities” and solicitation of employees and independent contractors described above.

In the event that the Employee's employment by the Company is terminated by (a) the Company other than for "cause" including a termination by the Company due to Employee’s “Disability” (as defined), or (b) the Employee for "good reason", neither the Company nor the Employee shall have any remaining duties or obligations under the Agreement, except that:

(1) clauses (a) through (d) in the preceding paragraph shall each be applicable,

(2) the Company shall continue to pay or provide to the Employee, or his estate, the annual base salary during the period commencing on the 60th day after the effective date of such termination and ending on the first anniversary of such effective date, and

(3) the Company shall provide to the Employee continued participation in any group health plan or medical reimbursement plan on the terms existing on the date of termination for the period commencing on the effective date of such termination and ending on the earlier of 18 months thereafter or the date that the Company is otherwise unable to continue to cover Employee under its group health plans without penalty under applicable law.

The benefits provided to Employee under clauses (2) and (3) are conditioned upon Employee entering into a separation agreement which includes a release of all claims against the Company.

The Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations and any guidance promulgated thereunder (“Section 409A”), and shall in all respects be administered in accordance with Section 409A.  In addition, the Company and the Employee continue to abide by the Indemnification Agreement dated September 20, 2000 that may require the Company to indemnify the Employee against liabilities that may arise by reason of his status or service with the Company.

Additionally, on July 21, 2015, the Company and the Employee also entered into a Stock Unit Agreement that provides for the grant of unvested stock units to Employee as follows:

(x) the Company granted to Employee 150,000 stock units on July 21, 2015, and, subject to Employee’s continued employment, will grant to Employee 250,000 stock units on July 1, 2016, 250,000 stock units on July 1, 2017, and 50,000 stock units on July 1, 2018, with such future grant amounts subject to proportionate adjustment in the event of a common stock split or similar event, and

(y) a stock unit can only become vested upon satisfaction of two separate vesting conditions: a service-based vesting requirement and a performance-based vesting requirement.

Each stock unit that becomes vested will be exchanged for a Company common share upon vesting.  Stock units that never become vested will be forfeited.

Under the Stock Unit Agreement, a “Qualifying Termination” occurs if Employee's employment by the Company is terminated by  the Company other than for "cause" (as defined) or by Employee for "good reason" (as defined) or due to Employee’s death or “Disability” (as defined).

The service-based vesting requirement will be satisfied in installments of 100,000 stock units per year beginning in July 1, 2016 and in each of the six subsequent years so long as the Employee continues to render service to the Company.  The performance-based vesting requirement shall be satisfied upon the achievement of a specified amount of gross profit for the Company (“Goal Gross Profit”). Upon a Qualifying Termination or upon a change of control (as defined), all outstanding stock units will then become service-based vested.

Upon either a Qualifying Termination or a change of control (as defined) that occurs before attainment of the Goal Gross Profit, the number of then outstanding stock units shall be multiplied by the Pro-Rata Performance Percentage (as defined and which measures the relative degree of achievement of the Goal Gross Profit performance objective) to determine how many (if any) outstanding stock units will then become performance-based vested.

Upon either a Qualifying Termination or a change of control that occurs on or after the attainment of the Goal Gross Profit performance objective then all outstanding stock units shall then become performance-based vested and any stock units that were scheduled to be granted later in that fiscal year shall then be granted to Employee as fully vested stock units.

Upon the termination of the Employee’s service at any time due to resignation without good reason or termination by the Company for cause, then no further grants of stock units shall be issued and all outstanding stock units shall be forfeited.

The foregoing summary is qualified in its entirety by reference to the copies of the Agreement, the Indemnification Agreement and the Stock Unit Agreement attached as exhibits to this Report.

Item 8.01. Other Events.

On July 24, 2015, the Company issued a press release announcing the celebration ceremony pertaining to the commencement of mass production at its assembly and test facility in Chengdu, People’s Republic of China.  A copy of the press release is attached to this Report as Exhibit 99.4.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

99.1	Employment Agreement dated as of July 21, 2015, between the Company and Keh-Shew Lu
99.2	Indemnification Agreement dated as of September 20, 2000, between the Company and Keh-Shew Lu
99.3*	Stock Unit Agreement dated as of July 21, 2015, between the Company and Keh-Shew Lu
99.4	Press Release dated July 24, 2015

*Confidential treatment has been requested with respect to the omitted portion of this Exhibit, which portion has been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIODES INCORPORATED

Dated: July 27, 2015	By	/s/ Richard D. White
RICHARD D. WHITE
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Employment Agreement dated as of July 21, 2015, between the Company and Keh-Shew Lu
99.2	Indemnification Agreement dated as of September 20, 2000, between the Company and Keh-Shew Lu
99.3*	Stock Unit Agreement dated as of July 21, 2015, between the Company and Keh-Shew Lu
99.4	Press Release dated July 24, 2015

*Confidential treatment has been requested with respect to the omitted portion of this Exhibit, which portion has been filed separately with the Securities and Exchange Commission.